As filed with the Securities and Exchange Commission on December 18, 2001

                                                      Registration No. 333______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                TCSI CORPORATION
             (Exact name of Registrant as specified in its charter)


              Nevada                                  68-0140975
   (State or Other Jurisdiction                    (I.R.S. Employer
 of Incorporation or organization)                Identification No.)


                           1080 Marina Village Parkway
                            Alameda, California 94501
                                 (510) 749-8500
              (Address of Registrant's principal executive offices)


                                TCSI CORPORATION
                            2001 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)


         Kenneth E. Elmer                                 Copy to:
     Chief Financial Officer                       Robert Townsend, Esq.
         TCSI Corporation                         Morrison & Foerster LLP
   1080 Marina Village Parkway                       425 Market Street
    Alameda, California 94501               San Francisco, California 94105-2482
          (510) 749-8500
                     (Name and address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================

                                                      Proposed              Proposed              Proposed
                                 Amount               Maximum                Maximum              Amount of
Title of Securities               to be            Offering Price           Aggregate           Registration
to be Registered            Registered (1)(2)      Per Share (3)       Offering Price (3)            Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, par value         1,300,000              $.575                $747,500               $178.66
$.10 per share, reusable
upon exercise of certain
awards pursuant to the
2001 Stock Incentive Plan
==============================================================================================================

(1) To be issued in connection with the TCSI Corporation 2001 Stock Incentive Plan.

(2) This registration statement (the "Registration Statement") shall also cover any additional shares of common stock, par value $.10 per share, (the "Common Stock") of TCSI Corporation (the "Registrant") which become issuable under the TCSI Corporation 2001 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(3) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "1933 Act"). The price of $0.575 per share represents the average of the high and low price per share of Common Stock, as reported on the Nasdaq National Market on December 14, 2001.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 29, 2001 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001 pursuant to Section 13(a) or 15(d) of the 1934 Act;

     3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 15, 2001 pursuant to Section 13(a) or 15(d) of the 1934 Act;

     4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on October 14, 2001 pursuant to Section 13(a) or 15(d) of the 1934 Act;

     5. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on July 1, 1991 (Commission File No. 0-19377) pursuant to Section 12 of the 1934 Act, and any amendment or report filed for the purpose of updating any such description;

     6. All reports filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference hereto and to be a part hereof from the date of filing of such documents; and

     7. Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Restated Articles of Incorporation of the Registrant, as amended (the "Articles of Incorporation"), eliminate personal liability for damages for breaches of fiduciary duty on the part of officers and directors, except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law and (ii) the payment of dividends in violation of Section
78.300 of the Nevada Revised Statutes (the "NRS"). The Articles of Incorporation do not limit or preclude the indemnification of officers or directors by the Registrant for liability that is not eliminated as described above.

     The Bylaws of the Registrant, as amended (the "Bylaws"), provide for mandatory indemnification of officers, directors and other "agents" (as defined in the Bylaws) to the fullest extent permitted by Nevada law and the Articles of Incorporation. The Bylaws state that such right of indemnification shall not be exclusive of any other rights provided through agreement, statute or otherwise. The Bylaws also require the Registrant to advance expenses incurred by officers and directors in defending applicable suits and proceedings; provided that repayment is required if it is ultimately determined by a court of final jurisdiction that such person is not entitled to indemnification by the Registrant. The Bylaws further authorize the Registrant, in the discretion of its Board of Directors, to enter into indemnification agreements with officers, directors and other agents of the Registrant providing rights equivalent to or greater than those set forth in the Bylaws. The Bylaws empower the Registrant to maintain insurance or make other financial arrangements on behalf of any officer or director for applicable liabilities asserted against or incurred by such person, whether or not the Registrant would be able to indemnify such person pursuant to the Bylaws.

     The Registrant has entered into Indemnification Agreements with each of its directors (the "Indemnification Agreements"; and each director covered by such an agreement, an "Indemnitee"). The Indemnification Agreements provide that the Registrant shall indemnify the Indemnitee to the fullest extent permitted by Nevada law and the Articles of Incorporation (subject to certain limited exceptions) including indemnification (a) with respect to third party proceedings (subject to certain conditions), (b) with respect to derivative actions (subject to certain conditions), (c) if the Indemnitee is successful on the merits or otherwise in defense, and (d) for expenses incurred as a witness to applicable proceedings in which the Indemnitee is not a party. The Indemnification Agreements also provide for the advancement of applicable expenses; provided that the Indemnitee must repay the advanced expenses if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification under the Indemnification Agreement. Some of the Indemnification Agreements also provide for equitable contribution to the extent indemnification is not available. Some of the Indemnification Agreements require the Registrant, from time to time, to make a good faith determination of whether it is practicable to maintain directors and officers insurance. If the Registrant maintains such insurance, the Indemnitee is entitled under these Indemnification Agreements to coverage as favorable as that of any other director. The rights granted under the Indemnification Agreements are not exclusive of other rights the Indemnitee may have.

     NRS Section 78.7502 provides for discretionary and mandatory indemnification of officers, directors, employees and other corporate agents as follows. The section provides for discretionary indemnification of such persons against applicable claims if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant. However, indemnification may not be made without a court determination that such indemnification is fair and reasonable for amounts paid in settlement to the Registrant or with respect to amounts for which it has been adjudged by a court of competent jurisdiction (after all appeals) that such person is liable to the Registrant. Notwithstanding the foregoing, indemnification is mandatory if such a person is successful on the merits or otherwise in defense of an action.

     NRS Section 78.751 provides for indemnification procedures and related matters. This section requires that the discretionary statutory indemnification described above (unless ordered by a court, or advanced by the Registrant as discussed below) must be authorized in specific cases pursuant to a determination that indemnification is proper under the circumstances. This determination must be made by the stockholders, by the board of directors by majority vote of a quorum of directors who were not party to the applicable action, suit or proceeding (or by independent legal counsel in a written opinion if so ordered by such a quorum) or, if such a quorum cannot be obtained, by independent legal counsel in a written opinion. NRS Section 78.751.2 permits the Registrant to provide for the advancement of expenses to officers and directors in defending proceedings in its Articles of Incorporation or Bylaws or through agreement; provided that such persons must repay amounts with respect to which indemnification is not ultimately available. NRS Section 78.751.3 makes statutory indemnification nonexclusive of other rights provided in the Registrant's Articles of Incorporation or Bylaws, through agreement, or otherwise. However, except for the advancement of expenses described above, or as ordered by a court, indemnification may not be made to or on the behalf of a director or officer if a final adjudication establishes such director's or officer's acts or omissions involved intentional misconduct, fraud or a knowing violation of law.

     NRS Section 78.752 empowers the Registrant to maintain insurance or make other financial arrangements on behalf of any officer, director, employee or agent for applicable liabilities asserted against or incurred by such person, whether or not the Registrant has the power to indemnify such person. The Registrant currently maintains officers and directors insurance insuring such persons.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

Exhibit
Number    Exhibit
------    -------
4.1 Instruments defining rights of stockholders. Reference is made to the Registrant's Registration Statement on Form 8-A, filed on July 1, 1991 (Registration Statement 019377), incorporated herein by reference pursuant to Item 3 of this Registration Statement.

4.2       TCSI 2001 Stock Incentive Plan.

5.1       Opinion and consent of Marshall Hill Cassas & de Lipkau.

23.1      Consent of Ernst & Young LLP, independent auditor.

23.2      Consent of Marshall Hill Cassas & de Lipkau is contained in Exhibit
          5.1.

24.1 Power of Attorney. Reference is made to page II-7 of this Registration Statement.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 14th day of December, 2001.


                                        TCSI CORPORATION

                                        By:  /s/  Kenneth E. Elmer
                                             ----------------------------------
                                             Kenneth E. Elmer
                                             Chief Financial Officer, Secretary
                                             and Treasurer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of the Registrant, do hereby constitute and appoint Kenneth Elmer as their lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which he determines may be necessary or advisable or required to enable said Registrant to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and all of the undersigned hereby ratify and confirm all acts that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the 1933 Act this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                         Title                       Date
      ---------                         -----                       ----

 /s/ Philip McKinney                   Director               December 14, 2001
 ---------------------
   Philip McKinney

 /s/ Norman Friedmann                  Director               December 14, 2001
 ---------------------
   Norman Friedmann

  /s/ Kenneth Elmer                    Director               December 14, 2001
 ---------------------
    Kenneth Elmer

   /s/ Donald Green                    Director               December 14, 2001
 ---------------------
     Donald Green

/s/ Garrett Garrettson                 Director               December 14, 2001
 ---------------------
  Garrett Garrettson

 /s/ Russell Skibsted                  Director               December 14, 2001
 ---------------------
   Russell Skibsted

                                  EXHIBIT INDEX


Exhibit
Number    Exhibit
------    -------
4.1 Instruments defining rights of stockholders. Reference is made to the Registrant's Registration Statement on Form 8-A, filed on July 1, 1991 (Registration Statement # 019377), incorporated herein by reference pursuant to Item 3 of this Registration Statement.

4.2       TCSI 2001 Stock Incentive Plan.

5.1       Opinion and consent of Marshall Hill Cassas & de Lipkau.

23.1      Consent of Ernst & Young LLP, independent auditor.

23.2      Consent of Marshall Hill Cassas & de Lipkau is contained in Exhibit
          5.1.

24.1 Power of Attorney. Reference is made to page II-7 of this Registration Statement.